EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, the Chief Executive Officer of China BAK Battery, Inc. (f.k.a. Medina Coffee, Inc.) (the "Company"), certifies that, to his knowledge on the date of this certification:

         (1) The Annual Report of the Company for the period ended December 31, 2003, as amended, as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



June 22, 2005

                                                          /s/ Li Xiangqian
                                                         -----------------------
                                                         Li Xiangqian
                                                         Chief Executive Officer